Exhibit 10.2

75 Sidney Street, 4th Floor

Cambridge, MA 02139

Phone: 617.299.5000

Fax: 617.995.4995

March 30, 2011

Lynda Chin, MD

89 Hyslop Road

Brookline, MA 02445

Re:	Consulting Agreement by and between Lynda Chin, MD and AVEO Pharmaceuticals, Inc effective as of January 1, 2010 (the “Consulting Agreement”)

Dear Dr. Chin,

It is hereby agreed that Section 2 of the Consulting Agreement shall be amended, effective as of January 1, 2011, to extend the Consultation Period through and including December 31, 2011 unless sooner terminated in accordance with Section 11 of the Consultant Agreement. All other terms and obligations under the Consulting Agreement shall remain the same.

Sincerely,

/s/ Murray O. Robinson

Murray O. Robinson, PhD

Senior Vice President, Translational Research

Co-chair of the Scientific Advisory Board

Agreed and Acknowledged:

/s/ Lynda Chin
Lynda Chin, MD